Exhibit 4.2
AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
     THIS FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the “Agreement”), is made and entered into as of the 14th day of June, 2004, by and among AuthenTec, Inc., a Delaware corporation (the “Company”), the undersigned holders of the Company’s Series C Convertible Preferred Stock, $0.01 par value (the “Series C Preferred Stock”), Series B Convertible Preferred Stock, $0.01 par value (the “Series B Preferred Stock”), Series A Convertible Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), Junior Convertible Preferred Stock, $0.01 par value per share (the “Junior Preferred Stock” and, together with the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the “Preferred Stock”), and Silicon Valley Bank, a California-chartered bank, listed on Schedule A attached hereto (the “Existing Holders”) and the undersigned holders of Series D Convertible Preferred Stock, $0.01 per value (the “Series D Preferred Stock”), listed on Schedule B attached hereto (the “New Holders” and, together with the Existing Holders, the “Investors”).
W I T N E S S E T H
     WHEREAS, the Company and the Existing Holders have certain registration and other rights pursuant to the Third Amended and Restated Registration Rights Agreement dated as of February 24, 2003, among the Company and the Existing Holders (the “Prior Agreement”);
     WHEREAS, the Existing Holders wish to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and
     WHEREAS, the New Holders and certain of the Existing Holders are parties to that certain Series D Preferred Stock Purchase Agreement dated of even date herewith, among the Company, the New Holders and certain Existing Holders (the “Series D Purchase Agreement”), which provides, among other things, that as a condition to the closing of the sale of the Series D Preferred Stock, this Agreement must be executed and delivered by the New Holders, the Existing Holders and the Company, and the Prior Agreement amended and restated as set forth herein.
     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Existing Holders hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and all parties hereto further agree as follows:
     1. Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

          (a) “Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.
          (b) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.
          (c) “Eligibility Date” shall mean December 1, 2006.
          (d) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement by the Commission.
          (e) “Registrable Securities” shall mean (i) shares of Preferred Stock and shares of Common Stock issued or issuable upon conversion of the Preferred Stock held of record by a Holder, whether now owned or hereafter acquired, including any Preferred Stock issued or issuable upon exercise of warrants held by a Holder (ii) shares of Common Stock held of record by the Holder, whether now owned or hereafter acquired, and (iii) any Common Stock issued as or issuable upon conversion or exercise of any, warrant, right or other security which is issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the foregoing.
          (f) “Holder” shall mean an Investor if such Investor holds Registrable Securities and any other person holding Registrable Securities to whom these registration rights have been transferred pursuant to Section 14 of this Agreement; provided, however, that any person who acquires any of the Registrable Securities after the Initial Offering in a public sale pursuant to a registration statement filed by the Company under the Act or pursuant to a public sale under Rule 144 under the Act shall not be considered a Holder.
          (g) “1934 Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.
          (h) “Initial Offering” shall mean the closing of the Company’s first bona fide sale of its Common Stock in a firm commitment underwritten public offering underwritten by a nationally recognized underwriter under the Act pursuant to an effective registration statement filed by the Company with the Commission (other than a registration relating solely to a transaction under Rule 145 under the Act (or any successor thereto) or any employee benefit plan of the Company on Form S-8 (or any successor thereto).

     2. Demand Registration. Subject to Section 10 hereof, if, at any time or from time to time following the Eligibility Date (but in no event prior to six (6) months from the effective date of any registration of the Company’s securities in connection with an Initial Offering), the Company shall receive a written request (specifying that it is being made pursuant to this Section 2) from either (i) the Holders who hold at least twenty-five percent (25%) of the Registrable Securities, (ii) Holders who hold at least forty percent (40%) of the Series C Preferred Stock (or shares of Common Stock issued or issuable upon conversion thereof) or (iii) Holders who hold at least forty percent (40%) of the Series D Preferred Stock (or shares of Common Stock issued or issuable upon conversion thereof) that the Company effect a registration statement under the Act covering the registration for offer and sale of at least 25% of the Registrable Securities held by such Holders (or a lesser percentage if the aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000), then the Company shall use its best efforts to effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Act of all Registrable Securities that the initiating Holders request to be registered, together with all Registrable Securities of any other Holder or Holders joining in such request pursuant to this Section 2. The Company shall promptly notify in writing all other Holders of such request for demand registration. Within twenty (20) calendar days after such notice has been made by the Company, any other Holder may give written notice to the Company of its intent to include its Registrable Securities in the registration, which notice shall specify the number of shares to be included. The Holders may, if they so desire, individually or collectively condition their request or participation on price or other market terms being available at the time of registration. Notwithstanding the foregoing, the Company shall have the right to delay any registration to be undertaken pursuant to this Section 2 for one time, but not more than one time, not to exceed one hundred and twenty (120) consecutive days, provided that the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, such registration and offering would materially adversely affect the Company, and provided further that the Company shall immediately cease such delay in the event the condition causing the deferral of the registration and offering is no longer pending.
     3. Piggyback Registration. Subject to Sections 9 and 10 of this Agreement, if at any time the Company proposes to register any of its securities under the Act, either for its own account or for the account of a security holder (other than a registration relating solely to the sale of securities to participants in a Company benefit plan, a registration relating solely to a corporate reorganization or other transaction under Rule 145 of the Act or any successor rule), the Company shall, each such time, promptly give each Holder written notice of such proposal and use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within twenty (20) days after receipt of such written notice from the Company, by any such Holder.
     4. Registration on Form S-3.

          (a) Subject to Section 10, if, at any time or from time to time a Holder or Holders of at least 2% of the Company’s then outstanding Common Stock (including Common Stock issuable upon conversion of Preferred Stock) request in writing (specifying that such request is being made pursuant to this Section 4) that the Company effect a registration statement on Form S-3 (or any successor registration form to Form S-3 regardless of its designation) for an offering of Registrable Securities with a reasonably anticipated aggregate price to the public in excess of $1,000,000 at a time when the Company is eligible to register securities on Form S-3 (or any successor registration form to Form S-3 regardless of its designation), then the Company will promptly give written notice of the proposed registration to all the Holders and will use its best efforts to effect as soon as practicable thereafter the registration under the Act of all Registrable Securities of any Holder joining in such request as are specified in a written request received by the Company within thirty (30) days after the date of such written notice from the Company. Notwithstanding the foregoing, the Company shall have the right to delay any registration to be undertaken pursuant to this Section 4 for one time, but not more than one time, not to exceed ninety (90) consecutive days provided that the Company furnishes to the Holders a certificate signed by the Chief Executive Officer of the company stating that in the good faith judgment of the Board, such registration and offering would materially and adversely affect the Company and provided further that the Company shall immediately cease such delay in the event the condition causing the deferral of the registration and offering is no longer pending.
          (b) The Holders’ rights to registration under this Section 4 are in addition to, and not in lieu of, their rights to registration under Sections 2 and 3.
     5. Obligations of the Company. Whenever required under this Agreement to use its best efforts to effect the registration of any Registrable Securities, the Company shall, at its expense:
          (a) Prepare and file within sixty (60) days with the Commission a registration statement covering such Registrable Securities and use its best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of (i) the date when all Registrable Securities covered by the registration statement have been sold or (ii) two hundred seventy (270) days from the effective date of the registration statement.
          (b) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Subsections 5(a)(i) and (ii) and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Act.

          (c) Furnish to the selling Holders such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities laws of such jurisdictions as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Registrable Securities owned by such Holder in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions; and provided, further, that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the Registrable Securities shall be qualified shall require that expenses incurred in connection with the qualification of the Registrable Securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by the selling Holders in that jurisdiction pro rata, to the extent required by such jurisdiction.
          (e) Promptly notify each selling Holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and promptly prepare a supplement or amendment to such prospectus and promptly provide it to each selling Holder so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.
          (f) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.
          (g) Enter into and perform its obligations under such customary agreements (including underwriting agreements in customary form for a primary offering) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares).
          (h) Make available for inspection by any selling Holder of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Holder or underwriter, all material financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all material information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.
          (i) Promptly notify the Holders of Registrable Securities and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (1) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (2) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (3) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (4) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose.
          (j) Make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and obtain at the earliest commercially practicable moment the withdrawal of any such order, if entered.
          (k) If reasonably requested by any underwriter or a selling Holder of Registrable Securities in connection with any underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the underwriters or the Holders of a majority of the Registrable Securities being sold agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment promptly after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.
          (l) Prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of the registration statement with the Commission), (i) promptly provide copies of such document to counsel for the selling Holders of the Registrable Securities and the counsel for the underwriters, if any, (ii) make representatives of the Company reasonably available for discussion of such document and (iii) make such changes in such document prior to the filing thereof as counsel for such Holders or underwriters may reasonably request.
          (m) Cooperate with the selling Holders of Registrable Securities and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such lots and registered in such names as the underwriters may request at least two (2) business days prior to any delivery of Registrable Securities to the underwriters.
          (n) Provide a CUSIP number for all Registrable Securities no later than the effective date of the registration statement.
          (o) Prior to the effectiveness of the registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, (i) make such representations and warranties to the selling Holders of such Registrable Securities and the underwriters, if any, with respect to the Registrable Securities and the registration statement as are reasonably requested by the underwriters and the Holders; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters, if any, and to the Holders of a majority of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters or their counsel; (iii) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters by underwriters in connection with primary underwritten offerings; and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold and by the underwriters, if any, to evidence compliance with clause (i) above or with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.
          (p) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of the registration statement, which statements shall cover such twelve (12) month periods.
          (q) Cause such Registrable Securities to be registered to be listed on each securities exchange or national market on which similar securities issued by the Company are then listed.
     6. Furnish Information. It shall be a condition precedent to the obligations of the Company under Sections 2, 3 and 4 that the Holders shall furnish to the

Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such Registrable Securities as the Company shall reasonably request.
     7. [Reserved]
     8. Expenses of Registration. All expenses incurred in connection with a registration pursuant to Sections 2, 3 and 4 (excluding underwriters’ discounts and commissions but including the reasonable fees and expenses of one legal counsel to the Holders), including, without limitation all registration and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of Holders of a majority of the Registrable Securities to be registered, unless the Holders agree to forfeit their right to a demand registration pursuant to Section 2; provided further, however, that if there has been a material adverse event or change in the business, condition or prospects of the Company not known to the Holders at the time of their request and such event or change is a reason for the request to be withdrawn, then the Holders shall not be required to pay any of the expenses for such registration and shall retain the right to require the Company to register Registrable Securities pursuant to Section 2. Any underwriting discounts and selling commissions in connection with a registration that the Company is not obligated to pay pursuant to this Agreement shall be borne pro rata among the selling Holders.
     9. Underwriting Requirements; Priorities.
          (a) The Holders of a majority of the Registrable Securities included in any registration under Sections 2 or 4 will have the right to select the investment banker(s) and manager(s) to administer the offering, if any, subject to the approval of the Company, which will not be unreasonably withheld. The Company will not include in any registration under Sections 2 or 4 any securities that are not Registrable Securities without the written consent of the Holders of at least seventy-five percent (75%) of the Registrable Securities requesting such registration. If other securities are permitted to be included in a registration under Sections 2 and 4 that is an underwritten offering and the managing underwriters advise the Company that in their opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities that can be sold at the desired price in such offering, the Company will include in such registration (i) first, prior to the inclusion of any securities that are not Registrable Securities, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold, pro rata among the respective Holders participating in the registration on the basis of the amount of Registrable Securities owned and (ii) second, all other securities permitted to be included in such registration.
          (b) The Company will have the right to select the investment banker(s) and manager(s) to administer any offering to which Section 3 is applicable,

subject to the approval of the Holders of at least seventy-five percent (75%) of the Registrable Securities included in such registration, which approval will not be unreasonably withheld. If a registration under Section 3 is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold at the desired price in such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by the Holders pro rata among the Holders thereof on the basis of the number of shares requested to be registered, and (iii) third, all other securities requested to be included in such registration; provided however, that in no event shall the number of Registrable Securities of the Holders included in the registration be reduced below thirty three and a third percent (33 1/3%) of the total amount of the securities included in such registration, unless such offering is the Initial Offering of the Company’s securities, in which case the Registrable Securities of the Holders may be excluded entirely if the underwriters make the determination described above and no other stockholder’s securities are included. If a registration under Section 3 is an underwritten secondary registration on behalf of holders of securities of the Company and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold at the desired price in such offering, the Company will include in such registration (i) first, the securities requested to be included therein by the Holders requesting such registration and by other holders of Company securities with contractual registration rights, pro rata among the holders of such securities on the basis of the number of shares as requested to be included therein (provided that at least fifty percent (50%) of Registrable Securities requested to be included in such registration can be so included), and (ii) second, other securities requested to be included in such registration. If under clause (i) of the foregoing sentence, at least fifty percent (50%) of the Registrable Securities requested to be included in such registration cannot be so included, no securities other than Registrable Securities may be included in such registration.
          (c) No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements containing reasonable and customary terms for transactions of that type and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the term of such underwriting arrangements.
          (d) If any Holder of Registrable Securities, or a holder of other securities entitled (upon request) to included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and initiating Holders delivered at least seven (7) days prior to the effective date of the registration statement. The securities so withdrawn shall also be withdrawn from the registration statement.
     10. Termination of the Company’s Obligations.

          (a) The Company shall have no further obligations pursuant to Section 2 with respect to any request or requests made by any Holder after the Company has, at the demand of the Holders pursuant to Section 2, effected two (2) registrations statements in which registration statements have remained effective for at least two hundred seventy (270) days or have become effective and all Registrable Securities included in such registration statement have been sold pursuant thereto.
          (b) The Company shall have no obligation to effect more than two registrations in any twelve-month period pursuant to Section 4.
          (c) The Company shall have no further obligation to register shares pursuant to this Agreement as to any Holder, at such earlier time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 of the Act.
     11. Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall:
          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to ninety (90) days after the effective date of the first registration statement covering a public offering filed under the Act by the Company;
          (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act at any time after it is subject to such registration requirements, and take any action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for sale of their Registrable Securities; and
          (c) furnish to any Holder at the Company’s expense so long as such Holder owns any of the Registrable Securities forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of said first registration statement filed by the Company), and of the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested by any Holder in availing any Holder of any rule or regulation of the Commission permitting the selling of any such securities without registration or pursuant to Form S-3.
     12. Lockup Agreement.

          (a) Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 12 shall apply only to the Company’s Initial Offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s Initial Offering are intended third party beneficiaries of this Section 12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
          (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the one hundred eighty (180) day period beginning on the effective date of the final prospectus related to an underwritten offering pursuant to which Registrable Securities are to be sold under Sections 2 or 4 hereof (except a registration relating solely to a transaction under Rule 145 under the Act (or any successor thereto) or an employee benefit plan of the Company on Form S-8 (or any successor thereto)), unless the underwriters managing the registered public offering and the Holders of a majority of the Registrable Securities then outstanding otherwise agree in writing, and (ii) to use best efforts to cause each holder of at least two percent (2%) (on a fully diluted basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any sale or distribution of any such securities during such period (except as part of such underwritten registration, or a registration under this Agreement if otherwise permitted), unless the underwriters managing the registered public offering and the Holders of a majority of the Registrable Securities then outstanding otherwise agree.

          (c) If the Company or the underwriter of any public offering of the Company’s securities waives or terminates any standoff or lockup restrictions imposed on any holder of securities of the Company, then such waiver or termination shall be granted to all Holders subject to standoff or lockup restrictions pro rata based on the number of shares of Common Stock beneficially held by or issuable to such holders. From and after the date of this Agreement, the Company shall use its best efforts to ensure that all holders of the capital stock of the Company agree to be bound by terms substantially similar to this Section 12.
     13. Certain Limitations in Connection with Future Grants of Registration Rights.
          (a) From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of registration rights unless such agreement:
               (i) includes the equivalent of Section 12 of this Agreement as a term; and
               (ii) does not contain rights that are more favorable than the rights granted to the Holders of Registrable Securities in this Agreement, including without limitation, with respect to, a limitation on the number of securities to be included in an underwriting.
          (b) In addition to the foregoing, the Company shall not without the written consent of the Holders of at least 66% of the outstanding Series C Preferred Stock and Series D Preferred Stock, voting together as a class on an as-if converted basis (or Common Stock issued or issuable upon conversion thereof), subsequently grant any holder of the Company’s securities any registration rights, including “demand registration rights” or “piggy-back registration rights” that are senior to or on parity with the rights granted to Holders in this Agreement.
     14. Transfer of Registration Rights. Provided that the Company is given written notice by the Holder at the time of such transfer or promptly thereafter stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned, the registration rights under this Agreement may be transferred in whole or in part at any time, provided that the Holder is transferring at least 20% of the Registrable Securities held as of the date hereof. Notwithstanding the foregoing, a Holder may transfer and assign the rights under this agreement to a partner, retired partner, member, shareholder or affiliate of the Holder (including spouses, ancestors, lineal descendants and siblings of such partners, members, shareholders or affiliates who acquire Registrable Securities by gift, will or intestate succession) without limitation. As a condition to the transfer, the transferee must sign a counterpart signature page whereby the transferee consents to be bound by the terms and provisions of this Agreement.
     15. Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:
          (a) To the full extent permitted by law, the Company will, and hereby agrees to indemnify, defend and hold harmless each Holder requesting or joining in a registration, each director, officer, partner, member, employee, agent for or assignee of such Holder, any underwriter (as defined in the Act) for such Holder, and each person, if any, who controls such Holder or underwriter within the meaning of the Act, against all expenses, losses, claims, damages or liabilities (or actions in respect thereof), joint or several (including without limitation any of the foregoing incurred in settlement of any litigation) directly or indirectly arising out of, relating to or based on (i) any untrue or alleged untrue statement of any material fact contained in any registration statement, preliminary prospectus, final prospectus, offering, circular or other document, or any amendments or supplements thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein in light of the circumstances under which they were made or necessary to make the statements therein not misleading, (iii) any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company, or (iv) any action or inaction taken or omitted to be taken by the Company in connection with any such registration, qualification or compliance; and will reimburse each such person or entity for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such loss, claim, damage, liability or action, provided, however, that the Company shall not be liable for amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the prior or subsequent consent of the Company (which consent shall not be unreasonably withheld or delayed) and the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Holder or underwriter and stated to be expressly for use in connection with such registration.
          (b) To the full extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected pursuant to this Agreement, severally, and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, each underwriter, if any, each other selling Holder, each of its officers, directors and constituent partners, and each person, if any, who controls such other selling Holder within the meaning of Section 15 of the Act against all losses, expenses, claims, damages or liabilities (or actions in respect thereof) arising out of, relating to or based on any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Holder and stated to be expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Holder and stated to be expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 15(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior or subsequent consent of such Holder (which consent shall not be unreasonably withheld or delayed).
     Notwithstanding anything to the contrary, in no event shall the liability of any selling Holder of Registrable Securities hereunder be greater than the dollar amount of the net proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.
          (c) Promptly after receipt by an indemnified party under this Section 15 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 15, notify the indemnifying party in writing of the commencement thereof. The indemnifying party shall have the right to participate in and to assume the defense of such claim, jointly with any other indemnifying party similarly noticed, with counsel mutually satisfactory to the parties; provided, however, if the indemnified party believes representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, the indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel (together with local counsel), with the fees and expenses to be paid by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action shall not relieve the indemnifying party of its obligations under this Section 15, except to the extent, but only to the extent, that the indemnifying party is actually and materially prejudiced by such failure to give notice. No indemnifying party in the defense of any such claim or litigation shall, except with the consent of each indemnified party, consent to entry of judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete release from all liability in respect to such claim or litigation.
          (d) If the indemnification provided for in this Section 15 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this Section 15(d) were to be determined pro rata or per capita allocation or by any other method that does not take account of the equitable considerations set forth above. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 15(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 15(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Except for the Company, the amount of such contribution shall not exceed an amount equal to the net proceeds before expenses and commissions actually received by such indemnifying party from the sale of securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.
          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control to the extent the indemnifying party has executed such underwriting agreement.
          (f) The obligations of the Company and Holders under this Section 15 shall be a continuing right to indemnification and contribution and shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, the expiration, modification or termination of this Agreement, and otherwise.

     16. Delay of Registration. Neither the Company nor any Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.
     17. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of (a) the Company, (b) the holders of at least a majority of the Registrable Securities held by all of the Holders and (c) the holders of 66% of the outstanding Series C Preferred Stock and Series D Preferred Stock, voting together as a class on an as-if converted basis; provided, however, that in the event such amendment, modification, supplement or waiver directly and adversely affects the rights and/or obligations of a Holder in a different manner than all other Holders, such amendment, modification, supplement or waiver shall also require the written consent of such adversely affected Holder, and provided further that any such amendment that lowers an approval threshold required for some act by Holders or holders of Series C Preferred Stock and Series D Preferred Stock shall require written consent of Holders or holders of Series C Preferred Stock and Series D Preferred Stock, as applicable, at least a high as the original threshold. Any such amendment, termination or waiver effected in accordance with this Section 17 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
     18. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, or courier guaranteeing overnight delivery:
          (a) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 18, which address initially is, with respect to the Investors, the address set forth on the Exhibits A and B hereto.
          (b) if to the Company, at its address set forth on the signature page hereto or such other address, notice of which is given in accordance with the provisions of this Section 18.
     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid by registered or certified mail; and on the next business day, if timely delivered by a courier guaranteeing overnight delivery.
     19. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     20. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
     22. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby, and the parties (or a court if the parties cannot agree) shall insert a replacement provision that is valid and legal and that most nearly matches the parties intent of such invalid or illegal provision.
     23. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to its securities.
     24. Prior Agreement. The Prior Agreement is hereby superseded in its entirety and shall be of no further force and effect.
     25. Parties Benefited. Nothing in this Agreement, unless stated expressly to the contrary, is intended to confer upon any third party any rights, remedies, obligations or liabilities.
     26. Additional Registration Rights. Pursuant to Section 13(b), holders of at least 66% of the Series C Preferred Stock, by execution of this Agreement, hereby acknowledge and consent to the grant by the Company to the Investors (including the New Investors) of (a) “demand registration rights” as set forth in Section 2 of this Agreement and (b) “piggy-back registration rights” as set forth in Section 3 of this Agreement.
     27. Attorneys Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the non-prevailing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     28. Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
[signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY: AUTHENTEC, INC. a Delaware corporation
By:
Gregory Teesdale, Vice President
And Chief Financial Officer

Address:	P.O. Box 2719 Melbourne, Florida 32902-2719

SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: CARLYLE VENTURE PARTNERS II, L.P.
By:
	Name:	Robert E. Grady
	Title:	Managing Director

CVP II COINVESTMENT, L.P.
By:
	Name:	Robert E. Grady
	Title:	Managing Director

SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: SIERRA VENTURES VIII-A, L.P.
By:
	Name:	Jeffrey M. Drazan
	Title:	Manager
on behalf of Sierra Ventures Associates VIII, LLC the General Partner of Sierra Ventures VIII-A, L.P.

SIERRA VENTURES VIII-B, L.P.
By:
	Name:	Jeffrey M. Drazan
	Title:	Manager
on behalf of Sierra Ventures Associates VIII, LLC the General Partner of Sierra Ventures VIII-B, L.P.

SIERRA VENTURES ASSOCIATES VIII, L.L.C., as nominee for its members
By:
	Name:	Jeffrey M. Drazan
	Title:	Manager

SIERRA VENTURES VII, L.P.
By:
	Name:	Jeffrey M. Drazan
	Title:	Manager
on behalf of Sierra Ventures Associates VII, LLC the General Partner of Sierra Ventures VII, L.P.

SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

SIERRA VENTURES ASSOCIATES VII, L.L.C., as nominee for its members
By:
	Name:	Jeffrey M. Drazan
	Title:	Manager

SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: SILICON VALLEY BANK
By:

Name:

Title:
SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: TEXAS INSTRUMENTS INCORPORATED
By:

Name:

Title:

Address:	7839 Churchill Way, MS 3995
Dallas, Texas 75251

(or)

P.O. Box 650311, MS 3995
Dallas, Texas 75265

With copies to:
Texas Instruments Incorporated
12500 TI Boulevard, MS 8658
Dallas, Texas 75243

(or)

P.O. Box 660199, MS 8658
Dallas, Texas 75266
Attention: Joseph F. Hubach
Facsimile No.: (214) 480-5061

With a copy to:

Weil, Gotshal & Manges LLP
100 Crescent Court
Suite 1300
Dallas, Texas 75201
Attention: R. Scott Cohen, Esq.
Facsimile No.: (214) 746-
SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: Knickerbocker 1999 Direct Investments LLC
By:

Name:

Title:

Address:	240 Main Street Gladstone, NJ 07934

SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: Bencas Capital Partners LP
By:

Name:

Title:

Address:	210 Main Street, P.O. Box 478 Gladstone, NJ 07934

SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: Brookline Venture Partners LLC
By:

Name:

Title:

Address:

SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: BOCF, LLC
By:

Name:

Title:

Address:	1 Harbour Place, Suite 375
777 South Harbour Island Blvd.
Tampa, FL 33602
SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: Royal Bank of Canada
By:

Name:

Title:

Address:	4th Floor, North Tower
Royal Bank Plaza
200 Bay Street
Toronto, Ontario
M5J 2W7
Canada

SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: Advantage Capital Florida Partners I, Limited Partnership, a Florida limited partnership
By:	Advantage Capital Fl-GP-I, L.L.C.,
a Florida limited liability company, its general partner

By:

Name:

Title:

Address:	100 North Tampa Street
Suite 2410
Tampa, FL 33602
SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: China Development Industrial Bank Inc.
By:

Name:

Title:

Address:	125 Nanking E. Road Sec. 5
Taipei Taiwan 105 R.O.C.
SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: Mt. Washington Associates II, L.L.C.
By:

Name:

Title:

Address:	1200 Nineteenth Street, N.W.
Washington, D.C. 20036-2412

SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: Harris Corporation
By:
	Name:	Gary L. McArthur
	Title:	Vice President - Corporate Development

Address:

SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: J. Douglass Mullins
By:

Name:

Title:

Address:

SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: Finn M. W. Caspersen
By:

Name:

Title:

Address:

SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: Newlight Associates II, L.P.
By:

Name:

Title:

Newlight Associates II (BVI), L.P.
By:

Name:

Title:

Newlight Associates II-E, L.P.
By:

Name:

Title:

Address:

SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: Firsthand Technology Value Fund, a Series of Firsthand Funds
By:

Name:

Title:

INVESTORS: Firsthand Technology Innovators Fund, a Series of Firsthand Funds
By:

Name:

Title:

Address:

SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: W. Andrew Grubb
By:

Name:

Title:

Address:

SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: J. Douglass Mullins as Trustee under Irrevocable Trust Agreement fbo Christine Jennifer Mullins
By:

Name:

Title:

Address:

SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: J. Douglass Mullins as Trustee under Irrevocable Trust Agreement fbo James Douglass Mullins, III
By:

Name:

Title:

Address:

SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: W. Andrew Grubbs as Trustee under Irrevocable Trust Agreement fbo Alexander McLean Grubbs
By:

Name:

Title:

Address:

SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: W. Andrew Grubbs as Trustee under Irrevocable Trust Agreement fbo James William Grubbs
By:

Name:

Title:

Address:

SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: Community Foundation of Brevard
By:

Name:

Title:

Address:

SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS: SOUNDVIEW TECHNOLOGY
By:

Name:

Title:

Address:	One Market Steuart Tower, 3rd Floor
San Francisco, CA 94105
SIGNATURE PAGE TO AUTHENTEC, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

SCHEDULE A

SCHEDULE OF EXISTING HOLDERS
China Development Industrial Bank Inc.
Knickerbocker 1999 Direct Investments LLC
Bencas Capital Partners LP
Brookline Venture Partners LLC
BOCF, LLC
Royal Bank of Canada
Advantage Capital Florida Partners I
Limited Partnership, A Florida Limited Partnership
Texas Instruments Incorporated
SEE SIGNATURE PAGE FOR ADDRESSES
Mt. Washington Associates LLC
1200 Nineteenth Street, N.W.
Washington, D.C.
20036-2412
SIERRA VENTURES VIII-A, L.P.
on behalf of Sierra Ventures Associates VIII, LLC the General
Partner of Sierra Ventures VIII-A, L.P.
SIERRA VENTURES VIII-B, L.P.
on behalf of Sierra Ventures Associates VIII, LLC the General
Partner of Sierra Ventures VIII-B, L.P.
SIERRA VENTURES ASSOCIATES VIII, L.L.C.,
as nominee for its members
SIERRA VENTURES VII, L.P.
on behalf of Sierra Ventures Associates VII, LLC the
General Partner of Sierra Ventures VII, L.P.
SIERRA VENTURES ASSOCIATES VII, L.L.C.,

as nominee for its members
Finn M. W. Caspersen
J. Douglass Mullins
Newlight Associates II, L.P.
Newlight Associates II (BVI), L.P.
Newlight Associates II-E, L.P.
Firsthand Technology Value Fund, a series of Firsthand Funds
Firsthand Technology Innovators Fund, a series of Firsthand Fund
Harris Corporation
W. Andrew Grubbs
J. Douglass Mullins as Trustee under Irrevocable Trust
Agreement fbo Christine Jennifer Mullins
J. Douglass Mullins as Trustee under Irrevocable Trust
Agreement fbo James Douglass Mullins, III
W. Andrew Grubbs as Trustee under Irrevocable Trust
Agreement fbo Alexander McLean Grubbs
W. Andrew Grubbs as Trustee under Irrevocable Trust
Agreement fbo James William Grubbs
Community Foundation of Brevard

SCHEDULE B

SCHEDULE OF NEW HOLDERS
Carlyle Venture Partners II, L.P.
CVP II Coinvestments, L.P.